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                                   EXHIBIT 11

                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                    Three Months    Six Months
                                                        Ended          Ended
                                                    June 30, 1996  June 30, 1996
                                                    -------------  -------------
PRIMARY EARNINGS PER SHARE
Net income                                          $     363,385  $   2,139,486
                                                    =============  =============
Shares:
  Weighted average number of shares outstanding         3,194,951      3,194,951

  Add-Dilutive effect of outstanding options and
   redeemable warrants (as determined by the
   application of the treasury stock method)              183,081        163,020
                                                    -------------  -------------
  Weighted average number of shares outstanding,
   as adjusted                                          3,378,032      3,357,971
                                                    =============  =============
Net income per share:  Primary                      $    0.107573  $    0.637137
                                                    =============  =============
ASSUMING FULL DILUTION

Net income                                          $     363,385  $   2,139,486
                                                    =============  =============
Shares:
 Weighted average number of shares outstanding          3,194,951      3,194,951

 Add-Dilutive effect of outstanding options and
  redeemable warrants (as determined by the
  application of the treasury stock method)               183,081        180,994
                                                    -------------  -------------
 Weighted average number of shares outstanding,
  as adjusted                                           3,378,032      3,375,945
                                                    =============  =============
Net income per share:  Assuming full dilution       $    0.107573  $    0.633744
                                                    =============  =============
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